For further information:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100

For Immediate Release

PrivateBancorp Reports Third Quarter 2007 Earnings per Share of $0.42

Chicago, IL, October 22, 2007 -- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported third quarter 2007 net income of $9.2 million, or $0.42 per diluted share, compared to $9.8 million, or $0.46 per diluted share, for the third quarter 2006.  Net income for the nine months ended September 30, 2007 was $27.0 million, or $1.23 per diluted share, compared to $28.8 million, or $1.35 per diluted share for the prior year period.

“We continue to face a difficult banking environment primarily as a result of weakness in the real estate sector.  Given the current credit cycle, we experienced relatively slow growth in our loan portfolio as a result of cautiousness both on our part and on the part of our clients.  However, we are encouraged by the year over year growth in our core deposits, which grew 16 percent organically, or excluding the core deposits of The PrivateBank – Georgia at acquisition,” said Ralph B. Mandell, Chairman, President and CEO.

“During the third quarter we increased the number of managing directors with three net new hires and five promotions.  In addition, earlier today we announced the recent hiring of 11 middle market commercial bankers including Robert Frentzel, Jeffrey Steele, and Brant Ahrens all of whom were previously Group Senior Vice Presidents with LaSalle Bank.   In addition to these bankers, we hired Joan Schellhorn, a former LaSalle human resources executive, who serves as our Chief Human Resources Officer.  The addition of Mr. Frentzel, Mr. Steele, and Mr. Ahrens along with the other new hires, will greatly enhance the opportunity to grow our middle market commercial banking client base in the Chicago market.  We continue to look for opportunities to aggressively hire managing directors to support our growth.  We remain optimistic that our business model and market focus will drive growth and enhance shareholder value over the long term,” said Mandell.

Net interest income totaled $32.3 million in the third quarter 2007, compared to $30.0 million for the third quarter 2006 and $32.1 million for the second quarter 2007. Net interest margin (on a tax equivalent basis) was 3.13 percent for the third quarter 2007 compared to 3.47 percent in the third quarter 2006, and 3.19 percent in the second quarter 2007.  Yields on earning assets decreased by 14 basis points over prior year quarter while our cost of funds increased by 16 basis points.  During the quarter, we reversed approximately $296,000 in accruing interest income due to non-performing loans, compared to $611,000 in the second quarter 2007.

Non-performing assets to total assets were 0.80 percent at September 30, 2007, compared to 0.06 percent at September 30, 2006 and 0.70 percent at June 30, 2007.  Of $36.0 million in total non-performing assets at September 30, 2007, 29 percent are in Chicago, 28 percent are in St. Louis, 26 percent are in Michigan and 17 percent are in Georgia. Of total non-performing assets, 41 percent are commercial real estate, 41 percent are construction, eight percent are commercial and industrial, and the remaining 10 percent are classified as residential real estate and personal.

The provision for loan losses in the third quarter 2007 was $2.4 million, compared to $1.5 million in the third quarter 2006 and $3.0 million in the second quarter 2007. Net charge offs totaled $1.6 million or 0.17 percent of average loans, in the quarter ended September 30, 2007, versus net charge offs of $291,000, or 0.04 percent of average loans in the prior year quarter and net charge-offs of $571,000, or 0.06 percent of average loans in the second quarter 2007.  The allowance for loan losses as a percentage of total loans was 1.13 percent at September 30, 2007, versus 1.11 percent at June 30, 2007 and September 30, 2006.

Wealth management fee income was $4.0 million during the third quarter 2007, an increase of 16 percent from $3.5 million in the third quarter 2006 and unchanged from $4.0 million in the second quarter 2007. Wealth management assets under management increased 18 percent to $3.3 billion at September 30, 2007 from $2.8 billion at September 30, 2006 and increased five percent from $3.1 billion at June 30, 2007.  Fees paid to third-party investment managers were $857,000 in the third quarter 2007, compared to $774,000 in the prior year quarter and $868,000 in the second quarter 2007.

Mortgage banking income was $1.2 million for the third quarter 2007 compared to $804,000 in the third quarter 2006 and $1.2 million for the second quarter 2007.

Non-interest expense increased by 20 percent to $23.9 million in the third quarter 2007 from $20.0 million in the third quarter 2006, and increased three percent from $23.3 million at the second quarter 2007. For the quarter ended September 30, 2007, excluding the impact of The PrivateBank – Georgia and costs associated with the start up of The PrivateBank – Kansas City (in organization), non-interest expense increased eight percent year over year.  During the third quarter 2007, non-interest expense was $1.7 million at The PrivateBank – Georgia and $592,000 at The PrivateBank – Kansas City. The year over year core growth in our non-interest expense is primarily attributable to increased salary expenses associated with new hires and higher occupancy costs. Excluding the effect of The PrivateBank – Georgia, occupancy expense for the quarter increased by 18 percent from prior year third quarter primarily as a result of the impact of office relocations and the opening of one new office.

During the quarter, the number of managing directors increased to 168, compared to 129 at September 30, 2006 and 160 at June 30, 2007.  Since the end of the last quarter, the increase was the result of eight net new hires and promotions.  The year over year increase includes 11 managing directors from the acquisition of The PrivateBank – Georgia and four managing directors from the start-up of The PrivateBank – Kansas City. Full-time equivalent (FTE) employees increased 23 percent to 517 at the end of the third quarter 2007, from 421 at the end of the third quarter 2006, reflecting the continued growth of our Company and the addition of 37 FTEs as a result of the acquisition of The PrivateBank – Georgia.    As previously mentioned, subsequent to quarter end, we hired 11 additional managing directors.

The efficiency ratio was 59.6 percent in the third quarter 2007, up from 53.9 percent in the prior year third quarter and 58.1 percent reported in the second quarter 2007.  The year over year increase in the efficiency ratio was due to the combined effect of the increase in the Company’s operating expenses, without a commensurate increase in net interest income, which was constrained by a lower net interest margin.

Total assets were $4.5 billion at September 30, 2007, an increase of 16 percent from $3.9 billion at September 30, 2006, and an increase of five percent from $4.3 billion at December 31, 2006. At September 30, 2007, total loans were $3.7 billion, versus $3.1 billion at September 30, 2006 and $3.5 billion at December 31, 2006.  Excluding The PrivateBank- Georgia at acquisition, loans grew 13 percent year over year.

Total deposits were $3.6 billion at September 30, 2007, up from $3.2 billion at September 30, 2006 and unchanged from December 31, 2006.   Core deposits, defined as total deposits less brokered deposits, were $3.1 billion at quarter’s end, compared to $2.5 billion at September 30, 2006 and $3.0 billion at December 31, 2006.  Excluding The PrivateBank – Georgia at acquisition, core deposits grew 16 percent year over year. Brokered deposits were $500.3 million at September 30, 2007, down from $720.7 million at September 30, 2006 and $589.3 million at December 31, 2006.  Funds borrowed, which include federal funds purchased, FHLB advances, borrowings under the Company’s credit facility, and convertible senior notes, increased to $464.0 million at September 30, 2007 from $235.9 million at September 30, 2006, and increased 65 percent from $281.7 million at December 31, 2006, primarily as a result of the issuance of $115.0 million of contingent convertible senior notes to qualified institutional investors during the first quarter 2007, the proceeds of which were used to replace more expensive funding.

PrivateBancorp, Inc., through its PrivateBank subsidiary provides distinctive, highly personalized premium financial services primarily to privately held businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors for their personal and professional interests.  The PrivateBank uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients.  Through a team of highly qualified managing directors, The PrivateBank tailors products and services to meet each client’s personal and commercial banking and wealth management needs. The Company, which had assets of $4.5 billion as of September 30, 2007, has 18 offices located in the Atlanta, Chicago, Detroit, Milwaukee, St. Louis, and Kansas City metropolitan areas.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at www.pvtb.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas, the effect of continued margin pressure on the Company’s earnings, further deterioration in asset quality, legislative or regulatory changes, adverse developments in the Company’s loan or investment portfolios, slower than anticipated growth of the Company’s business or unanticipated business declines, unforeseen difficulties in the continued integration of The PrivateBank - Georgia or higher than expected operational costs, failure to get regulatory approval for a de novo federal savings bank in Kansas City, competition, unforeseen difficulties in integrating new hires, failure to improve operating efficiencies through expense controls, and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Editor’s Note: Financial highlights attached.

Consolidated Statements of Income
Unaudited
(dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Interest Income
Interest and fees on loans	$72,299	$60,361	$211,917	$164,398
Interest on investment securities	5,795	6,367	17,670	22,499
Interest on short-term investments	259	116	736	402
Total Interest Income	78,353	66,844	230,323	187,299

Interest Expense
Interest on deposits	40,111	32,804	115,887	86,637
Interest on borrowings	4,350	2,398	13,306	8,253
Interest on long-term debt - trust preferred securities	1,604	1,602	4,756	4,731
Total Interest Expense	46,065	36,804	133,949	99,621

Net Interest Income	32,288	30,040	96,374	87,678
Provision for loan losses	2,399	1,494	6,763	6,129
Net Interest Income After Provision	29,889	28,546	89,611	81,549

Non Interest Income
Wealth management income	4,029	3,477	11,878	10,240
Mortgage banking income	1,157	804	3,700	2,532
Other income	1,214	1,351	4,144	5,106
Net securities gains (losses)	366	1,212	348	(373)
(Losses) Gains on interest rate swap	-	(904)	-	64
Total Non Interest Income	6,766	5,940	20,070	17,569

Non Interest Expense
Salaries and benefits	13,083	10,864	39,546	31,725
Occupancy expense	3,336	2,639	9,286	3,877
Professional fees	2,109	1,866	5,434	4,837
Wealth management fees	857	774	2,507	1,979
Marketing	1,058	1,159	3,676	3,154
Data processing	1,039	788	2,924	2,318
Amortization of intangibles	241	152	726	459
Insurance	452	349	1,166	982
Other operating expenses	1,749	1,420	5,334	7,172
Total Non Interest Expense	23,924	20,011	70,599	56,503

Minority interest expense	100	85	285	248
Income Before Income Taxes	12,631	14,390	38,797	42,367
Income tax expense	3,466	4,596	11,845	13,572
Net Income	$9,165	$9,794	$26,952	$28,795

Weighted Average Shares Outstanding	21,223,341	20,581,504	21,246,193	20,519,959
Diluted Average Shares Outstanding	21,819,333	21,440,343	21,887,666	21,413,356

Per Share Data
Basic	$0.43	$0.48	$1.27	$1.40
Diluted	$0.42	$0.46	$1.23	$1.35
Dividends	$0.075	$0.060	$0.225	$0.180

Note 1:  Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Consolidated Balance Sheets
(dollars in thousands except per share data)

	09/30/07	12/31/06	09/30/06
	unaudited	audited	unaudited
Assets
Cash and due from banks	$52,922	$42,428	$91,026
Short-term investments	22,117	36,969	33,565
Investment securities: available-for-sale	497,948	496,782	458,869
Loans held for sale	4,262	14,515	7,719

Loans	3,737,523	3,499,988	3,136,634
Allowance for loan losses	(42,113)	(38,069)	(34,693)
Net loans	3,695,410	3,461,919	3,101,941

Premises and equipment, net	24,844	21,413	19,825
Goodwill	93,357	93,043	63,176
Other assets	107,366	97,355	101,472
Total Assets	$4,498,226	$4,264,424	$3,877,593

Liabilities
Non-interest bearing deposits	$285,003	$300,689	$280,478
Interest bearing deposits	3,303,059	3,250,324	2,958,344
Total deposits	3,588,062	3,551,013	3,238,822

Funds borrowed	464,021	281,733	235,858
Trust preferred securities	101,033	101,033	101,033
Other liabilities	26,710	33,521	36,653
Total Liabilities	4,179,826	3,967,300	3,612,366

Stockholders' Equity
Common stock and additional paid-in-capital	181,790	174,968	148,459
Treasury stock	(13,475)	(5,254)	(3,830)
Retained earnings	143,585	121,539	113,798
Accumulated other comprehensive income	6,500	5,871	6,800
Total Stockholders' Equity	318,400	297,124	265,227

Total Liabilities and
Stockholders' Equity	$4,498,226	$4,264,424	$3,877,593

Note 1:  Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	3Q07	2Q07	1Q07	4Q06	3Q06
Key Statistics
Net income	$9,165	$8,751	$9,036	$9,052	$9,794
Basic earnings per share	$0.43	$0.41	$0.42	$0.43	$0.48
Diluted earnings per share	$0.42	$0.40	$0.41	$0.42	$0.46

Return on average total assets	0.82%	0.80%	0.86%	0.91%	1.04%
Return on average total equity	11.80%	11.66%	12.37%	13.61%	15.43%
Dividend payout ratio	17.84%	18.64%	18.50%	14.44%	12.96%
Fee revenue as a percent of total revenue (1)	16.54%	18.01%	16.39%	15.81%	15.79%
Wealth management assets under management	3,268,211	3,119,878	2,952,227	2,902,205	2,780,121

Non-interest income to average assets	0.60%	0.64%	0.60%	0.56%	0.63%
Non-interest expense to average assets	2.13%	2.13%	2.22%	2.27%	2.13%
Net overhead ratio (2)	1.53%	1.49%	1.62%	1.71%	1.50%
Efficiency ratio (3)	59.6%	58.1%	59.3%	61.9%	53.9%

Net interest margin
Fed funds sold & other short-term investments	5.37%	5.15%	3.26%	5.48%	6.40%
Investment Securities (taxable)	4.85%	5.16%	5.01%	4.51%	5.50%
Investment Securities (non-taxable)	6.90%	6.89%	6.89%	6.90%	6.88%
Loans, net of unearned discount	7.69%	7.76%	7.84%	7.78%	7.83%
Yield on average earning assets	7.45%	7.53%	7.56%	7.49%	7.59%
Interest bearing deposits	4.72%	4.70%	4.67%	4.65%	4.53%
Funds borrowed	4.85%	4.94%	4.87%	5.15%	5.20%
Trust preferred securities	6.21%	6.20%	6.21%	6.21%	6.21%
Cost of average interest-bearing liabilities	4.78%	4.77%	4.73%	4.73%	4.62%
Net interest spread (4)	2.68%	2.76%	2.84%	2.77%	2.97%
Net interest margin (5)	3.13%	3.19%	3.26%	3.25%	3.47%

Tax equivalent adjustment to net interest income (6)	$1,072	$1,072	$1,073	$1,058	$1,166

(1)	Represents wealth management, mortgage banking and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.
(2)	Non-interest expense less non-interest income divided by average total assets.
(3)	Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(4)	Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5)	Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(6)
The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities.  For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense.  The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

	Reconciliation of net interest income to net interest income on a tax equivalent basis

	3Q07	2Q07	1Q07	4Q06	3Q06
Net interest income	$32,288	$32,111	$31,975	$29,797	$30,040
Tax equivalent adjustment to net interest income	1,072	1,072	1,073	1,058	1,166
Net interest income, tax equivalent basis	$33,360	$33,183	$33,048	$30,855	$31,206

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	3Q07	2Q07	1Q07	4Q06	3Q06
Balance Sheet Ratios
Loans to Deposits (period end)	104.17%	101.84%	99.96%	98.56%	96.84%

Average interest-earning assets to average interest-bearing liabilities	110.4	109.9	109.8	111.3	112.2

Per Share Data
Dividends	$0.075	$0.075	$0.075	$0.060	$0.060
Book value (period end)	$14.73	$14.19	$13.92	$13.83	$12.73
Tangible book value (period end) (1)	$10.10	$9.56	$9.26	$9.15	$9.45

Share Price Data (period end)
Closing Price	$34.84	$28.80	$36.56	$41.63	$45.72
Diluted earnings multiple (2)	20.91	17.95	21.99	24.98	25.05
Book value multiple	2.36	2.03	2.63	3.01	3.59

Common Stock Information
Outstanding shares at end of period	21,611,721	21,567,545	21,531,296	21,481,250	20,842,083

Number of shares used to compute:
Basic earnings per share	21,223,341	21,185,400	21,331,021	20,882,759	20,581,504
Diluted earnings per share	21,819,333	21,810,173	22,018,295	21,637,210	21,440,343

Capital Ratios (period end) (3):
Total equity to total assets	7.08%	6.82%	6.90%	6.97%	6.84%
Total risk-based capital ratio	10.99%	10.63%	10.45%	10.36%	10.71%
Tier-1 risk-based capital ratio	8.37%	8.06%	7.93%	8.06%	8.53%
Leverage ratio	7.20%	7.08%	6.95%	7.51%	7.26%

(1)	Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2)	Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3)	Capital ratios for the most recent period presented in the press release are based on preliminary data.

Key Financial Data
Unaudited
(dollars in thousands)

	3Q07	2Q07	1Q07	4Q06	3Q06
Credit Quality Key Ratios:
Net charge-offs to average loans	0.17%	0.06%	0.07%	0.01%	0.04%
Total non-performing loans to total loans	0.77%	0.72%	0.28%	0.25%	0.06%
Total non-performing assets to total assets	0.80%	0.70%	0.34%	0.23%	0.06%
Nonaccrual loans to:
total loans	0.69%	0.56%	0.13%	0.11%	0.02%
total assets	0.57%	0.46%	0.11%	0.09%	0.02%
Allowance for loan losses to:
total loans	1.13%	1.11%	1.09%	1.09%	1.11%
non-performing loans	145%	155%	391%	427%	1,877%
nonaccrual loans	164%	199%	808%	1,010%	5,897%

Non-performing assets:
Loans delinquent over 90 days	$3,294	$5,844	$5,124	$5,137	$1,260
Nonaccrual loans	25,657	20,731	4,816	3,770	588
OREO	7,044	4,683	4,831	1,101	480
Total non-performing assets	$35,995	$31,258	$14,771	$10,008	$2,328

Net loan charge-offs (recoveries):
Loans charged off	$1,648	$647	$586	$86	$308
(Recoveries)	(82)	(76)	(4)	(37)	(17)
Net charge-offs	$1,566	$571	$582	$49	$291

Provision for loan losses	$2,399	$2,958	$1,406	$707	$1,494

Allowance for Loan Losses Summary
Balance at beginning of period	$41,280	$38,893	$38,069	$34,693	$33,490
Provision	2,399	2,958	1,406	707	1,494
Net charge-offs	1,566	571	582	49	291
Addition of The PrivateBank - Georgia allowance	-	-	-	2,718	-
Balance at end of period	$42,113	$41,280	$38,893	$38,069	$34,693

Net loan charge-offs (recoveries):
Commercial real estate	$295	$(1)	$236	-	-
Residential real estate	-	-	(1)	-	-
Commercial	1,077	397	273	$29	$298
Personal	99	(1)	3	$20	$(7)
Home equity	-	-	-	-	-
Construction	95	176	71	-	-
Total net loan charge-offs	$1,566	$571	$582	$49	$291

Key Financial Data
Unaudited
(dollars in thousands)

June 30, 2007

	Non performing Loans	NPLs as % of Total Loans (1)	Other Real Estate Owned	Non performing Assets	NPAs as % of Total Assets (2)
Credit Quality
Non performing assets
Chicago	$13,094	0.53%	$1,090	$14,184	0.47%
St. Louis (3)	8,600	2.32%	1,163	9,763	2.18%
Michigan	3,131	0.58%	2,398	5,529	0.86%
Georgia	1,750	0.72%	32	1,782	0.56%
Wisconsin	--	--	--	--	--
Consolidated non-performing assets	$26,575	0.72%	$4,683	$31,258	0.70%

Non-performing assets (4):	Commercial	Commercial Real Estate	Construction	Residential Real Estate	Personal
Chicago	17%	13%	7%	4%	4%
St. Louis (3)	3%	17%	7%	5%	--
Michigan	3%	3%	9%	2%	--
Georgia	1%	--	5%	--	--
Wisconsin	--	--	--	--	--
Consolidated non-performing assets	24%	33%	28%	11%	4%

September 30, 2007

	Non performing Loans	NPLs as % of Total Loans (1)	Other Real Estate Owned	Non performing Assets	NPAs as % of Total Assets (2)
Credit Quality
Non performing assets
Chicago	$7,779	0.32%	$2,290	$10,069	0.33%
St. Louis (3)	$8,191	2.20%	$2,356	10,547	2.37%
Michigan	$6,878	1.25%	$2,398	9,276	1.48%
Georgia	$6,103	2.36%	$-	6,103	1.81%
Wisconsin	$-	-	$-	--	--
Consolidated non-performing assets	$28,951	0.77%	$7,044	$35,995	0.80%

Non-performing assets (4):	Commercial	Commercial Real Estate	Construction	Residential Real Estate	Personal
Chicago	1%	13%	8%	3%	4%
St. Louis (3)	3%	12%	10%	3%	--
Michigan	4%	16%	6%	--	--
Georgia	--	--	17%	--	--
Wisconsin	--	--	--	--	--
Consolidated non-performing assets	8%	41%	41%	6%	4%

Note: Non performing loans are defined as loans delinquent> 90 days and non accrual loans.  Non performing assets are non performing loans and Other Real Estate owned.

(1)	Non performing loans are presented as a percentage of each entities' gross loans
(2)	Non performing assets are presented as a percentage of each entities' total assets
(3)	St. Louis loans and total assets includes Kansas City total loans and assets. Kansas City had no non-performing assets at 6/30/07 and 9/30/07.
(4)	Non performing assets are presented here as a percentage of consolidated non performing assets

Key Financial Data
Unaudited
(dollars in thousands)

	3Q07	2Q07	1Q07	4Q06	3Q06
Summary Income Statement
Interest Income
Interest and fees on loans	$72,299	$70,732	$68,886	$64,418	$60,361
Interest on investment securities	5,795	5,938	5,937	5,274	6,367
Interest on short-term investments	259	239	238	320	116
Total Interest Income	78,353	76,909	75,061	70,012	66,844

Interest Expense	46,065	44,798	43,086	40,215	36,804

Net Interest Income	32,288	32,111	31,975	29,797	30,040
Provision for loan losses	2,399	2,958	1,406	707	1,494

Net Interest Income after Provision for Loan Losses	29,889	29,153	30,569	29,090	28,546

Non Interest Income
Wealth management income	4,029	4,024	3,826	3,615	3,477
Mortgage banking income	1,157	1,229	1,314	807	804
Other income	1,214	1,803	1,126	1,172	1,351
Net securities gains (losses)	366	(97)	79	(1)	1,212
(Losses) on interest rate swap	-	-	-	-	(904)
Total Non Interest Income	6,766	6,959	6,345	5,593	5,940

Non Interest Expense
Salaries and benefits	13,083	12,734	13,729	12,205	10,864
Occupancy expense	3,336	3,160	2,790	2,733	2,639
Professional fees	2,109	1,610	1,715	1,976	1,866
Wealth management fees	857	868	782	686	774
Marketing	1,058	1,330	1,289	1,137	1,159
Data processing	1,039	984	901	999	788
Insurance	452	363	352	337	349
Amortization of intangibles	241	242	243	169	152
Other operating expenses	1,749	2,019	1,564	2,321	1,420
Total Non Interest Expense	23,924	23,310	23,365	22,563	20,011

Minority interest expense	100	95	90	82	85
Income Before Income Taxes	12,631	12,707	13,459	12,038	14,390
Income tax expense	3,466	3,956	4,423	2,986	4,596
Net income	$9,165	$8,751	$9,036	$9,052	$9,794

Note 1:  Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Balance Sheets
(dollars in thousands)

	09/30/07	06/30/07	03/31/07	12/31/06	09/30/06
	unaudited	unaudited	unaudited	audited	unaudited
Assets
Cash and due from banks	$52,922	$63,074	$73,736	$42,428	$91,026
Short-term investments	22,117	19,672	17,535	36,969	33,565
Investment securities: available-for-sale	497,948	495,854	482,024	496,782	458,869
Loans held for sale	4,262	20,905	14,928	14,515	7,719
Loans	3,737,523	3,705,339	3,581,398	3,499,988	3,136,634
Less: Allowance for loan losses	(42,113)	(41,280)	(38,893)	(38,069)	(34,693)
Net loans	3,695,410	3,664,059	3,542,505	3,461,919	3,101,941
Premises and equipment, net	24,844	23,415	21,674	21,413	19,825
Goodwill	93,357	93,043	93,043	93,043	63,176
Other assets	107,366	105,988	98,427	97,355	101,472
Total Assets	$4,498,226	$4,486,010	$4,343,872	$4,264,424	$3,877,593

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$285,003	$303,455	$312,648	$300,689	$280,478
Interest bearing demand deposits	134,428	150,324	144,812	152,323	115,531
Savings and money market deposits	1,577,930	1,505,303	1,485,783	1,575,080	1,327,932
Time deposits	1,590,701	1,679,463	1,639,578	1,522,921	1,514,881
Total deposits	3,588,062	3,638,545	3,582,821	3,551,013	3,238,822
Funds borrowed	464,021	407,696	334,128	281,733	235,858
Long-term debt - Trust Preferred Securities	101,033	101,033	101,033	101,033	101,033
Other liabilities	26,710	32,627	26,218	33,521	36,653
Total liabilities	4,179,826	4,179,901	4,044,200	3,967,300	3,612,366
Stockholders' equity	318,400	306,109	299,672	297,124	265,227
Total Liabilities and Stockholders' Equity	$4,498,226	$4,486,010	$4,343,872	$4,264,424	$3,877,593

Average Quarterly Balance Sheets
Unaudited
(dollars in thousands)

	09/30/07	06/30/07	03/31/07	12/31/06	09/30/06
Assets
Cash and due from banks	$50,613	$68,293	$45,656	$48,478	$43,029
Short-term investments	15,390	14,670	29,348	21,341	7,101
Investment securities: available-for-sale	487,942	485,354	490,844	464,005	494,626
Loans held for sale	10,005	12,891	10,493	10,891	6,875
Loans	3,704,278	3,629,839	3,528,404	3,259,404	3,037,863
Less: Allowance for loan losses	(41,174)	(39,304)	(38,157)	(36,175)	(34,335)
Net loans	3,663,104	3,590,535	3,490,247	3,223,229	3,003,528
Premises and equipment, net	24,534	23,040	21,485	20,594	19,137
Goodwill	93,057	93,044	93,043	69,344	63,176
Other assets	101,750	99,148	93,959	80,779	92,902
Total Assets	$4,446,395	$4,386,975	$4,275,075	$3,938,661	$3,730,374

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$299,201	$302,941	$265,914	$273,576	$271,287
Interest bearing demand deposits	137,740	147,590	139,808	119,575	122,321
Savings and money market deposits	1,566,711	1,482,747	1,553,254	1,445,841	1,315,230
Time deposits	1,657,904	1,638,127	1,556,657	1,490,239	1,435,345
Total deposits	3,661,556	3,571,405	3,515,633	3,329,231	3,144,183
Funds borrowed	343,820	382,991	333,312	209,039	180,608
Long-term debt - Trust Preferred Securities	101,033	101,033	101,033	101,033	101,033
Other liabilities	32,063	30,472	28,874	35,570	52,704
Total liabilities	4,138,472	4,085,901	3,978,852	3,674,873	3,478,528
Stockholders' equity	307,923	301,074	296,223	263,788	251,846
Total Liabilities and Stockholders' Equity	$4,446,395	$4,386,975	$4,275,075	$3,938,661	$3,730,374

Average Year-To-Date Balance Sheets
Unaudited
(dollars in thousands)

	09/30/07	06/30/07	03/31/07	12/31/06	09/30/06
Assets
Cash and due from banks	$60,250	$62,928	$45,656	$28,848	$38,598
Short-term investments	16,229	19,423	29,348	10,696	6,593
Investment securities: available-for-sale	488,037	488,084	490,844	557,696	589,318
Loans held for sale	10,818	11,042	10,493	7,719	7,368
Loans	3,621,671	3,579,872	3,528,404	2,959,125	2,857,212
Less: Allowance for loan losses	(39,556)	(38,733)	(38,157)	(33,281)	(32,305)
Net loans	3,582,115	3,541,139	3,490,247	2,925,844	2,824,907
Premises and equipment, net	23,031	22,267	21,485	18,094	17,190
Goodwill	93,048	93,044	93,043	64,730	63,176
Other assets	97,912	96,773	93,959	81,879	87,709
Total Assets	$4,371,440	$4,334,700	$4,275,075	$3,695,506	$3,634,859

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$294,980	$290,848	$265,914	$252,338	$259,094
Interest bearing demand deposits	141,705	143,720	139,808	123,554	124,895
Savings and money market deposits	1,534,094	1,517,512	1,553,254	1,319,457	1,276,866
Time deposits	1,617,933	1,597,618	1,556,657	1,387,214	1,352,495
Total deposits	3,588,712	3,549,698	3,515,633	3,082,563	3,013,350
Funds borrowed	349,818	355,589	333,312	230,461	237,247
Long-term debt - Trust Preferred Securities	101,033	101,033	101,033	101,033	101,033
Other liabilities	30,073	29,699	28,874	36,492	44,411
Total liabilities	4,069,636	4,036,019	3,978,852	3,450,549	3,396,041
Stockholders' equity	301,804	298,681	296,223	244,957	238,818
Total Liabilities and Stockholders' Equity	$4,371,440	$4,334,700	$4,275,075	$3,695,506	$3,634,859